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                                                                   Exhibit 10.35

                                    AMENDMENT

                 Amendment (this "Amendment"), dated as of January ___, 2002, among General Electric Capital Corporation ("GE Capital"), Danka Business Systems PLC ("Danka") and Danka Office Imaging Company ("Danka OI").

                 WHEREAS, GE Capital and Danka are parties to that certain Amended and Restated Global Operating Agreement dated as of March 31, 2000 (as amended, the "Global Operating Agreement"); and

                 WHEREAS, GE Capital and Danka OI are parties to that certain U.S. Direct Operating Agreement dated effective as of March 31, 2000 (as amended, the "U.S. Direct Operating Agreement"); and

                 WHEREAS, Danka OI and GE Capital are parties to that certain License Agreement effective March 31, 2000 (as amended, the "License Agreement");

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

         1. Capitalized Terms. Capitalized terms used in this Amendment and not
            -----------------
herein defined shall have the respective meanings set forth in the Global Operating Agreement.

         2. Amendments to Global Operating Agreement. Effective immediately, the
            ----------------------------------------
Global Operating Agreement is hereby amended as follows:

                 Subsection (k) to Section 4.1 of the Global Operating Agreement is hereby amended and restated as follows:

                 "(k) Danka shall deliver to GE Capital, on or before the date that is fifteen (15) days after Danka shall have filed any quarterly report under the Securities Exchange Act of 1934, a certificate setting forth United States Reprographic Hardware Sales for the quarter and the portion of any Measurement Period then ended, certified by Danka's Chief Financial Officer as true and correct in all material respects, to the best of his knowledge, after due inquiry. In addition to the foregoing, Danka shall deliver to GE Capital, on or before the date that is fifteen (15) days after Danka shall have filed any annual report under the Securities Exchange Act of 1934, a certificate setting forth United States Reprographic Hardware Sales for the year and the Measurement Period then ended, certified by Danka's Chief Financial Officer as true and correct in all material respects, to the best of his knowledge, after due inquiry. With respect to the Measurement Period of 4/l/02 through 1l/30/02, Danka shall deliver to GE Capital, on or before 12/15/02, a certificate setting forth United States Reprographic Hardware Sales for such Measurement

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                 Period. certified by Danka's Chief Financial Officer as true and correct in all material respects, to the best of his knowledge, after due inquiry,"

                 Article VIII of the Global Operating Agreement is hereby amended and restated to read in its entirety as follows:

                                  "Article VIII
                                 Volume Payments
                                 ---------------

                          8.1 Target Volume. For each Measurement Period, Danka
                              -------------
         shall, and shall cause its Affiliates to, use reasonable efforts to enter into sufficient Financings in order that the aggregate Volume with respect to such Measurement Period shall be at least equal to the target volume for such period as set forth in the following table (subject to Section 8.2(b) with respect to any Interrupted Measurement Period, the "Target Volume"):
                      -------------

               Measurement Period                      Target Volume
               ------------------                      -------------
               From 4/l/99 through 3/3l/00             $220.0 million

               From 4/l/00 through 3/31/01             $245.0 million

               From 4/l/01 through 3/3l/02             $170.0 million

               From 4/l/02 through 1l/30/02            The Modified 2002 Sales
                                                       Volume for such
                                                       Measurement Period

               From 12/01/02 through 3/31/03           The Interim Sales Volume
                                                       for such Measurement
                                                       Period

               From 4/l/03 through 3/3l/04             The Sales Volume for such
                                                       Measurement Period

               From 4/l/04 through 3/3l/05             The Sales Volume for such
                                                       Measurement Period

               From 4/l/05 through 3/3l/06             The Final Year Sales
                                                       Volume for such
                                                       Measurement Period

                                       2

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       The sole remedy of GE Capital for any failure by Danka to use such efforts or meet the Target Volume in any Measurement Period shall be Danka's obligation to make Trigger Payments pursuant to Section 8.2 below (provided that the foregoing shall not limit any rights or remedies of GE Capital in respect of the breach by Danka of any other provision of this Agreement). Any failure by Danka to use such efforts or meet the Target Volume in any Measurement Period shall not be deemed to be or constitute a Danka Event of Default.

                  8.2     Trigger Payments.
                          ----------------

                  (a) Within 15 days after Danka shall have reported to GE Capital the annual United States Reprographic Hardware Sales with respect to each Measurement Period (or 15 days after the date that the last item of Backlog (as such term is defined in the U.S. Direct Operating Agreement) is Financed by GE Capital pursuant to the U.S. Direct Operating Agreement), GE Capital shall deliver to Danka a notice setting forth (i) the Actual Volume, Adjusted Target Volume and Approval Rate, in each case, for such Measurement Period and (ii) the calculations provided below setting forth the amount of any cash payment required to be made by Danka to GE Capital pursuant to this Section 8.2 with respect to such Measurement Period (a "Trigger Payment"). A11 such information and
                              ---------------
       calculations shall be certified by the Manager of Finance of GE Capital VFS's Center for Specialized Alliances (in his capacity as such) as being true and correct in all material respects, to the best of his knowledge, after due inquiry. With respect to the for the Measurement Period of 4/l/02 through 1l/30/02, within 10 calendar days after Danka shall have reported to GE Capital the applicable United States Reprographic Hardware Sales with respect to such Measurement Period (or 10 calendar days after the date that the last item of Backlog (as such term is defined in the U.S. Direct Operating Agreement) is Financed by GE Capital pursuant to the U.S. Direct Operating Agreement), GE Capital shall deliver to Danka a notice setting forth (i) the Actual Volume, Adjusted Target Volume and Approval Rate, in each case, for such Measurement Period and (ii) the calculations provided below setting forth the amount of any cash payment required to be made by Danka to GE Capital pursuant to this Section 8.2 with respect to such Measurement Period (a "Trigger Payment"). All such
                                                   ---------------
       information and calculations shall be certified by the Manager of Finance of GE Capital VFS's Center for Specialized Alliances (in his capacity as such) as being true and correct in all material respects, to the best of his knowledge, after due inquiry. Within 15 days after the end of each calendar quarter in a Measurement Period (other than a calendar quarter that is the end of such Measurement Period), GE Capital shall deliver to Danka its good faith estimate of the Volume funded by GE Capital or its Program Affiliates during such Measurement Period through the end of such calendar quarter, the Approval Rate, the aggregate amount proposed to be Financed by GE Capital or any Program Affiliate in connection with all of the Prospective Financings submitted by Danka or any of its Affiliates to GE Capital or any Program Affiliate in connection with

                                       3

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       the Qualifying Programs and the Funding Rate, in each case in respect of the period beginning on the first day of such Measurement Period and ending on the last day of such calendar quarter.

                           (b) If this Agreement is terminated and such
       termination results in an Interrupted Measurement Period, then any Trigger Payment due in respect of such Interrupted Measurement Period shall be calculated in accordance with subsection (c) hereof without giving effect to the fact that such Measurement Period is an Interrupted Measurement Period; provided that the Target Volume for such Interrupted Measurement Period shall be calculated on a pro rated basis calculated based on the actual number of days (365 or 366) in the Measurement
       Period during which such termination occurs. By way of example, if the Target Volume was $170 million for the Measurement Period during which the termination occurred, such Measurement Period consisted of 365 days and the Agreement was terminated on the 100th day of such Measurement Period, the Target Volume for such Interrupted Measurement Period would be equal to (i) 100 multiplied by the quotient of $170 million divided by
                           ---------- --                              ------- --
       365 or (ii) $46,575,342.

                           (c) If the amount of the Actual Volume for any Measurement Period is less than the Adjusted Target Volume for such Measurement Period (a "Volume Shortfall"), then the Trigger Payment due
                              ----------------
       to GE Capital for such Measurement Period shall be an amount equal to the product of (i) the excess of the Adjusted Target Volume over the Actual Volume, in each case, calculated for such Measurement Period multiplied
                                                                    ----------
       by (ii) 4.75%.
       --

                           (d) Danka shall pay to GE Capital the amount of any Trigger Payment no later than 15 days after delivery by GE Capital of the related notice under Section 8.2(a). Notwithstanding the foregoing, in the event a Trigger Payment shall be due GE Capital from Danka with respect to the Measurement Period of 4/1/02 through 11/30/02, Danka shall pay to GE Capital the amount of any such Trigger Payment no later than 5 calendar days after delivery by GE Capital of the related notice under
       Section 8.2(a).

                           (e) Any amounts funded by GE Capital or any Program Affiliate in respect of Backlog (as such term is defined in the U.S. Direct Operating Agreement) shall be included for purposes of determining any Trigger Payment and Termination Fee due pursuant to the terms of this Agreement.

       The following definitions contained in Appendix I to the Global Operating Agreement are hereby amended as follows:

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                  (a)  The definition of "Measurement Period" is hereby amended and restated to read in its entirety as follows:

                                   " 'Measurement Period' means a period from
                  April 1, 1999 through March 31, 2000; from April 1, 2000 through March 31, 200l; from April 1, 200l through March 31, 2002; from April 1, 2002 through November 30, 2002; from December 1, 2002 through March 31, 2003; from April 1, 2003 through March 31, 2004; from April 1, 2004 through March
                  31, 2005; or from April 1, 2005 through March 31, 2006."

                                   " 'Interim Sales Volume' for the Measurement
                  Period of l2/01/02 through 3/31/03 means an amount equal to the greater of (x) $54,666,667 or (y) 63% of Danka's and its Affiliates' United States Reprographic Hardware Sales during such Measurement Period, as reported to GE Capital by Danka, in the time and manner as provided for in Section 4.1(k)."

                                   " 'Modified 2002 Sales Volume' for the
                  Measurement Period of 4/l/02 through 1l/30/02 means an amount equal to the sum of (i) $12,600,000 plus (ii) the greater of
                                                      ----
                  (x) $109,333,333 or (y) 63% of Danka's and its Affiliates' United States Reprographic Hardware Sales during such Measurement Period, as reported to GE Capital by Danka by way of a certificate setting forth the United States
                  Reprographic Hardware Sales for such Measurement Period then ended, certified by Danka's Chief Financial Officer as true and correct in all material respects, to the best of his knowledge, after due inquiry, such report being delivered by Danka to GE."

       3. Confirmation of Guaranty. By its execution of this Amendment, Danka OI
          -----------------------
hereby consents to all of the terms and provisions of this Amendment, the Global Operating Agreement and each of the other Principal Documents, and ratifies and confirms that each of the other Principal Documents to which it is a party, including but not limited to that certain Unconditional Guarantee, dated as of December 22, 1997, made by Danka OI in favor of GE Capital, remains in full force and effect and enforceable in accordance with its terms.

       4. References to this Amendment and Effect on Principal Documents.
          --------------------------------------------------------------

                          (a) From and after the effective date of this
Amendment each reference in the Global Operating Agreement, the U.S. Direct Operating Agreement and the License Agreement to "this agreement", "hereunder" or "herein" or words of like import shall mean and be a reference to such agreement, as affected and amended hereby.

                          (b) The Global Operating Agreement, the U.S. Direct
Operating Agreement and the License Agreement, each as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

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                          (c) Danka expressly acknowledges and agrees that GE
Capital's acceptance of, and agreement to, the provisions of this Amendment does not constitute an election by GE Capital to adopt a Modified Net Worth Test
---
pursuant to Section 6.3 of the Global Operating Agreement. Nothing contained herein shall be construed to prohibit or impair GE Capital's right to make such an election at a future date.

       5. Governing Law: Binding Effect. In all respects, including all matters
          -----------------------------
of construction, validity and performance, this Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (without regard to conflict of law provisions) and any applicable laws of the United States of America, and shall be binding upon the parties hereto and their respective successors and permitted assigns.

       6. Execution in Counterparts. This Amendment may be executed in any
          -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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                  IN WITNESS WHEREOF, this Amendment has been duly executed as of the date written above.


                                      GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                      By: /s/ Matthew J. Zakrzewski
                                         -------------------------------------
                                         Name:  Matthew J. Zakrzewski
                                         Title: Its Authorized Representative


                                      DANKA BUSINESS SYSTEMS PLC


                                      By: /s/ Brian L. Merriman
                                         -------------------------------------
                                         Name:  Brian L. Merriman
                                         Title: Director


                                      DANKA OFFICE IMAGING COMPANY


                                      By: /s/ Laurens F. Schaad, Jr.
                                         -------------------------------------
                                         Name:  Laurens F. Schaad, Jr.
                                         Title: Senior Vice President, Treasurer

                            LIMITED POWER OF ATTORNEY




         The undersigned, a duly appointed and acting Vice President of General Electric Capital Corporation, Vendor Financial Services ("GE Capital"), pursuant to the authority granted him by that certain Unanimous Written Consent of the Board of Directors of General Electric Capital Corporation dated July 2, 2001 hereby nominates and appoints Matthew J. Zakrzewski as his true and lawful attorney for the limited purpose of executing and delivering an amendment to that certain Amended and Restated Global Operating Agreement dated effective as of March 31, 2000 between GE Capital and Danka Business Systems PLC and related documents. This Limited Power of Attorney to the express purposes set forth herein.




                                          /s/ William H. Cary
                                          ------------------------------------
                                          Vice President & General Manager
                                          General Electric Capital Corporation
                                          March 28, 2002